Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London Los Angeles New York The Woodlands Washington, DC

September 18, 2006

ONEOK Partners, L.P.

100 West Fifth Street

Tulsa, Oklahoma 74103-4298

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 18, 2006. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing limited partner interests (the “Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), and (iii) guarantees with respect to the Debt Securities (the “Guarantees”), each on terms to be determined at the time of the offering thereof. The Common Units, Debt Securities and Guarantees are referred to herein collectively as the “Securities.” All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities and guarantees thereof, if any, in the form filed as Exhibit 4.21 to the Registration Statement (the “Senior Indenture”), between the Partnership and the trustee under such indenture or (ii) an indenture governing subordinated debt securities and the guarantees thereof, if any, in the form filed as Exhibit 4.22 to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), between the Partnership and the trustee under such indenture. The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, among the Partnership, each guarantor providing a Guarantee of the Debt Securities of such series and the trustee under such indenture.

ONEOK Partners, L.P.

September 18, 2006

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Limited Partnership and Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, in each case as amended to date;

(ii) the Certificate of Formation and Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of ONEOK Partners GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), in each case as amended to date;

(iii) the Certificate of Limited Partnership and Second Amended and Restated Agreement of Limited Partnership (the “Guarantor Partnership Agreement”) of ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership which may become a guarantor (the “Guarantor”) of Debt Securities by issuing a Guarantee , in each case as amended to date;

(iv) the Certificate of Formation and Limited Liability Company Agreement (the “ILP GP LLC Agreement”) of ONEOK ILP GP, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “ILP GP”), in each case as amended to date;

(v) the Registration Statement;

(vi) the Prospectus;

(vii) the forms of the Indentures filed as Exhibits 4.21 and 4.22 to the Registration Statement; and

(viii) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and the General Partner, and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Partnership, the General Partner, the Guarantor or the ILP GP, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

ONEOK Partners, L.P.

September 18, 2006

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) (A) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (B) the Certificate of Formation of the General Partner and the LLC Agreement, (C) the Certificate of Limited Partnership of the Guarantor and the Guarantor Partnership Agreement and (D) the Certificate of Formation of the ILP GP and the ILP GP LLC Agreement, in each case as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Common Units will comply with Article IV of the Partnership Agreement;

(iii) any supplemental indenture to either of the Indentures and any resolution of the Board of Directors and/or any Officers’ Certificate executed and delivered pursuant to such indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with such indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the Board of Directors and/or Officers’ Certificate; and

(iv) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the Partnership and the Guarantor, and the incurrence and performance of the Partnership’s and Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under each of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, (A) the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, (B) the Certificate of Formation of the General Partner and the LLC Agreement, (C) the Certificate of Limited Partnership of the Guarantor and the Guarantor Partnership Agreement or (D) the Certificate of Formation of the ILP GP and the ILP GP LLC Agreement, in each case as amended to date, and (E) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, the General Partner, the Guarantor or the ILP GP, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of the General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

ONEOK Partners, L.P.

September 18, 2006

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable, except as such nonassessability may be affected by (i) the matters described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Risk Factors—Risks Inherent In An Investment in Us—Unitholders may not have limited liability if a court finds that unitholder action constitutes control of our business. Unitholders may also have liability to repay distributions.” and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act.

2. With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such indenture has been duly authorized and validly executed and delivered by the Partnership and the trustee under such indenture, (b) the applicable supplement, if any, to such indenture, has been duly authorized and validly executed and delivered by the Partnership and the trustee under such indenture, or the applicable resolution of the Board of Directors has been duly authorized and validly executed and delivered by the General Partner, in either case in accordance with the terms of such indenture, (c) such indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (d) the Partnership has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Partnership.

3. With respect to the Guarantees of any series of Debt Securities to be issued by the Guarantor under either of the Indentures, when (a) the Partnership and the Guarantor have taken all necessary limited partnership action to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such indenture, pursuant to which the Guarantor agrees to be bound by the guarantee provisions of such indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Partnership, the Guarantor and the trustee under such indenture, (c) such indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such indenture and the applicable definitive

ONEOK Partners, L.P.

September 18, 2006

purchase, underwriting or similar agreement approved by the board of directors of the General Partner, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the Guarantor.

Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Partnership, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP